UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 14, 2015

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830

(Address of principal executive offices) (Zip Code)

(203) 681-3600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Directors

On December 14, 2015 the Board of Directors (the “Board”) of Fifth Street Asset Management Inc. (the “Company”) appointed Thomas H. Brandt to serve as a director of the Company. Mr. Brandt will serve on the Audit and Nominating and Corporate Governance Committees. There are no arrangements or understandings between Mr. Brandt and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Since January 2012, Mr. Brandt has served as co-owner and Director of Real Estate of College Street Foods, LLC. Previously, he was the Co-Chief Executive Officer and a member of the boards of directors of Trans-Lux Corporation and Storyteller Theatres Corporation. During his combined 27 years with these companies, Mr. Brandt focused on the motion picture exhibition industry through owning, operating and expanding a state of the art cinema chain in New England and the Southwest United States. Mr. Brandt received his B.S. degree from Skidmore College in 1985.

On December 14, 2015 the Board also appointed James F. Velgot to serve as a director of the Company. Mr. Velgot will serve on the Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. Velgot and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Velgot currently serves as Chief of Staff at the Company and is responsible for providing a wide range of strategic and operational guidance. He joined the firm in July 2010 and served as Chief Marketing Officer for the Fifth Street platform until 2015. Mr. Velgot has dedicated the past 30 years of his career to marketing, creative services and brand strategy in the financial services sector. More than 20 of those years were spent at Sanford C. Bernstein & Co., now AllianceBernstein. Before joining Sanford Bernstein, Mr. Velgot worked at Kidder Peabody and Coopers & Lybrand. Mr. Velgot received his B.F.A. in Communications Design from Pratt Institute.

Mr. Brandt will receive the same compensation as our other non-employee directors as described in our Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission on April 21, 2015. In addition, it is expected that Mr. Brand and Mr. Velgot will execute the Company’s standard form of indemnification agreement with non-employee directors and officers. The Company’s standard form of indemnification agreement with non-employee directors and officers is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A press release announcing the appointments of Mr. Brand and Mr. Velgot was issued on December 16, 2015, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As previously disclosed in the Proxy Statement, the Company qualifies as a “controlled company” under NASDAQ’s corporate governance rules. The Company will continue to take advantage of the controlled company exemption and has determined to take advantage of the exemption from the following NASDAQ corporate governance rules: (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2015, the Board adopted and approved an amendment to the Company’s amended and restated bylaws in order to require that, unless the Company otherwise consents in writing, the sole and exclusive forum for the adjudication of certain types of legal actions brought by stockholders, including derivative actions, against or on behalf of the Company shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). This exclusive forum provision has been added as Section 9.12 in the Company’s second amended and restated bylaws.

The foregoing description of the Company’s second amended and restated bylaws is qualified in its entirety by reference to the full text of such second amended and restated bylaws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

Lead Independent Director

On December 14, 2015, the Board established, and elected Thomas L. Harrison to, the role of Lead Independent Director, effective immediately. Mr. Harrison has served on the Board and as Chairman of the Audit Committee since October 2014. The Lead Independent Director’s primary responsibilities will include: presiding at executive sessions of the independent directors; calling meetings of the independent directors, as appropriate; serving as liaison between the independent directors and the Chairman of the Board and between the independent directors; and reviewing and coordinating with the Chairman of the Board on meeting agendas, schedules and presentation materials for Board meetings. The responsibilities of the Lead Independent Director are further specified in the Charter of the Lead Independent Director, which is included as an appendix to the Company’s Corporate Governance Policy. The Company’s Corporate Governance Policy is posted on the Investor Relations portion of the Company’s website.

Shareholder Derivative Action

On December 4, 2015, a putative shareholder derivative action captioned Solomon Chau v. Leonard M. Tannenbaum, et al., Case No. 3:15-cv-01795, was filed on behalf of Fifth Street Finance Corp. (“FSC”) in the United States District Court for the District of Connecticut. The complaint names Leonard Tannenbaum, Bernard D. Berman, Todd G. Owens, Ivelin M. Dimitrov, Alexander C. Frank, Steven M. Noreika, David H. Harrison, Brian S. Dunn, Douglas F. Ray, Richard P. Dutkiewicz, Byron J. Haney, James Castro-Blanco, Richard A. Petrocelli, Frank C. Meyer, and the Company as defendants and FSC as the nominal defendant. The complaint’s underlying allegations are related to the allegations in the previously disclosed securities class actions against FSC, the Company, and others. The complaint alleges that FSC’s Board approved an unfair advisory and management agreements with entities related to the Company and that certain defendants engaged in allegedly improper conduct designed to make the Company appear more attractive to potential investors before its initial public offering.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

3.1	Fifth Street Asset Management Inc. Second Amended and Restated Bylaws, effective December 14, 2015
10.1	Form of Indemnification Agreement
99.1	Press Release, dated December 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: December 16, 2015	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella
Title: Senior Vice President, Legal and Secretary

EXHIBIT INDEX

Exhibit

3.1	Fifth Street Asset Management Inc. Second Amended and Restated Bylaws, effective December 14, 2015
10.1	Form of Indemnification Agreement
99.1	Press Release, dated December 16, 2015